Exhibit 10.37

                INSTITUTIONAL STOCKHOLDER SUBSCRIPTION AGREEMENT


         This Institutional Stockholder Subscription Agreement (this "AGREEMENT"), dated as of January 20, 2000, between MJD Communications, Inc., a Delaware corporation (the "COMPANY"), and the Purchaser named on the signature page of this Agreement (the "PURCHASER").

         WHEREAS, the Purchaser desires to subscribe for, and the Company desires to make available for purchase, those shares of the Company's Class C NonVoting Common Stock, par value $.01 per share (the "SHARES"), indicated as being subscribed for by the Purchaser on the signature page of this Agreement on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:

         1. PURCHASE AND SALE OF THE SHARES. (a) GENERAL. Subject to all of the terms and conditions of this Agreement, and in reliance upon the representations and warranties contained herein, the Purchaser hereby subscribes for and agrees to pur chase, and the Company agrees to sell to the Purchaser for the Purchaser's own account, the number of Shares set forth opposite the Purchaser's signature on the signature page of this Agreement.

         Notwithstanding anything in this Agreement to the contrary, the Company shall not have any obligation to sell any of the Shares to any Purchaser who is a resident of a jurisdiction in which the sale of Shares to such Purchaser would constitute a violation of the securities, "blue sky" or other similar laws of such jurisdiction.

         (b) PURCHASE PRICE. The purchase price per Share shall be $262.33. At the Closing, the Purchaser shall purchase the Shares for the aggregate amount set forth on the signature page of this Agreement (the "PURCHASE PRICE"). The Purchase Price shall be paid by the Purchaser at the Closing in cash (payable by wire transfer of immediately available funds to an account designated by the Company).

                  2. CLOSING. (a) TIME AND PLACE. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall be held at the same place and at the same time and date (the "CLOSING DATE") as the closing under the Stock Purchase

Agreement (the "STOCK PURCHASE AGREEMENT"), dated as of January 4, 2000, among the Company, Kelso Investment Associates V, L.P. ("KIA V"), Kelso Equity Partners V, L.P. ("KEP V"; together with KIA V, "KELSO"), Thomas H. Lee Equity Fund IV, L.P. and the other parties thereto, as the same shall be amended from time to time.

         (b) DELIVERY BY THE COMPANY. At the Closing, against delivery of the Purchase Price, the Company will deliver to the Purchaser (I) a stock certificate registered in the Purchaser's name and representing the number of Shares purchased by the Purchaser, which certificate shall bear the legends set forth in the Institutional Stockholders' Agreement, dated as of the Closing Date (the "INSTITUTIONAL STOCKHOLDERS' AGREEMENT"), among the Company and each other purchaser of the Company's Class C Common Stock and (II) a signature page to the Institutional Stockholders' Agreement executed by the Company.

         (c) DELIVERY BY THE PURCHASER. At the Closing, the Purchaser will deliver (I) the Purchase Price as provided in Section 1(b) and (II) a signature page to the Institutional Stockholders' Agreement executed by the Purchaser.

         (d) CONDITIONS PRECEDENT. The obligation of the Purchaser under this Agreement to purchase the Shares, and the obligation of the Company under this Agreement to sell the Shares, are both subject to the condition that the closing under the Stock Purchase Agreement shall have occurred or shall be occurring.

         3. PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. (a) INVESTMENT INTENTION AND RESTRICTIONS ON DISPOSITION. The Purchaser represents and warrants that the Purchaser is acquiring the Shares solely for the Purchaser's own account for investment and not with a view to, or for sale in connection with, any distribution thereof. The Purchaser agrees that the Purchaser will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Shares) or any interest therein or any rights relating thereto, except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "ACT"), all applicable state securities or "blue sky" laws and the Institutional Stockholders' Agreement, as the same shall be amended from time to time. Any attempt by the Purchaser, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares or any interest therein or any rights relating thereto without complying with the provisions of this Agreement and the Institutional Stockholders' Agreement, as the same shall be amended from time to time, shall be void and of no effect.

         (b) SECURITIES LAW MATTERS. The Purchaser acknowledges receipt of advice from the Company that (I) the Shares have not been registered under the Act or qualified under any state securities or "blue sky" laws, (II) it is not anticipated that there will be any public market for the Shares, (III) the Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Shares unless such Shares are subsequently registered under the Act and such state laws or an exemption from such registration is available, (IV) Rule 144 promulgated under the Act ("RULE 144") is not presently available with respect to sales of any securities of the Company and the Company has made no covenant to make Rule 144 available and Rule 144 is not anticipated to be available in the foreseeable future, (V) when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule, (VI) if the exemption afforded by Rule 144 is not available, public sale of the Shares without registration will require the availability of an exemption under the Act, (VII) restrictive legends in the form set forth in the Institutional Stockholders' Agreement shall be placed on the certificate representing the Shares and (VIII) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Shares.

         (c) ABILITY TO BEAR RISK. The Purchaser represents and warrants that
(I) the financial situation of the Purchaser is such that the Purchaser can afford to bear the economic risk of holding the Shares for an indefinite period and (II) the Purchaser can afford to suffer the complete loss of the Purchaser's investment in the Shares.

         (d) ACCESS TO INFORMATION; SOPHISTICATION; LACK OF RELIANCE. The Purchaser represents and warrants that (I) the Purchaser has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the purchase of the Shares and to obtain any additional information that the Purchaser deems necessary, (II) the Purchaser's knowledge and experience in financial business matters is such that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares and (III) the Purchaser has carefully reviewed the terms and provisions of the Institutional Stockholders' Agreement and has evaluated the restrictions and obligations contained therein. In furtherance of the foregoing, each Purchaser represents and warrants that (I) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company or as to the desirability or value of an investment in the Company has been made to such Purchaser by or on behalf of the Company, except for those representations and warranties contained in Section 4 hereof and in the Institutional Stockholders' Agreement, (II) such Purchaser has relied upon such Purchaser's own independent appraisal and investigation, and the advice of such Purchaser's own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company and (III) such Purchaser will continue to bear sole re sponsibility for making its own independent evaluation and monitoring of the risks of its investment in the Company. For purposes of this Section 3(d), the Company includes each subsidiary of the Company.

         (e) ACCREDITED INVESTOR. The Purchaser represents and warrants that the Purchaser is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Act

         (f) DUE EXECUTION, ENFORCEABILITY, ETC. The Purchaser represents and warrants that (I) the Purchaser has duly executed and delivered this Agreement,
(II) all actions required to be taken by or on behalf of the Purchaser to authorize it to execute, deliver and perform its obligations under this Agreement and the Institutional Stockholders' Agreement have been taken, (III) this Agreement constitutes and, upon execution thereof, the Institutional Stockholders' Agreement will constitute, the Purchaser's legal, valid and binding obligations, enforceable against the Purchaser in accordance with their respective terms, (IV) the execution and delivery of this Agreement and the Institutional Stockholders' Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby in the manner contemplated hereby and thereby do not and will not conflict with, or result in a breach of any terms of, or constitute a default under, any agreement or instrument or any statute, law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority which is applicable to the Purchaser or by which the Purchaser or any material portion of its properties is bound, (V) no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement or the Institutional Stockholders' Agreement or the performance of the Purchaser's obligations hereunder or thereunder and (VI) the Purchaser's principal place of business and mailing address are in the state set forth below the Purchaser's signature on the signature page.

         (g) NO BROKERS. No broker has acted on behalf of the Purchaser in connection with this Agreement, and there are no brokerage commissions, finders' fees or commissions payable in connection herewith.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser that:

                  (i) prior to the Closing it will have taken all corporate actions necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby;

                  (ii) this Agreement will be duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally;

                  (iii) upon the delivery of and payment for the Shares at the Closing as provided for in this Agreement, the Purchaser will acquire good and valid title to all such shares of capital stock being sold to it by the Company, free and clear of all liens, and all such shares of capital stock being acquired by the Purchaser will be duly authorized, validly issued, fully paid and non-assessable;

                  (iv) immediately prior to the Closing, the authorized capital stock of the Company will consist of 3,000,000 shares of Common Stock, of which 1,810,147 shares will be issued and outstanding and 300,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which no shares will be issued and outstanding; and immediately following the Closing and after giving effect to the transactions contemplated by this Agreement and the Stock Purchase Agreement and assuming that Kelso will purchase 212,183 shares of the Class B Common Stock, par value $.01 per share (the "Class B Common Stock") at the Closing, the authorized capital stock of the Company will consist of (A) 60,000,000 shares of Class A Common Stock, of which 571,117.4 shares will be issued and outstanding on a fully-diluted basis, (B) 50,000,000 shares of Class B Common Stock, 627,186.4 of which shares will be issued and outstanding and owned of record by Kelso, which if converted into shares of Class A Common Stock at such time (assuming all shares of Series D Non-Voting Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock") were converted into Class A Common Stock simultaneously), would represent 25.2% of the issued and outstanding Class A Common Stock (or 22.1% on a fully diluted basis (assuming the consummation of the option exchange contemplated by Section 6.21 of the Stock Purchase Agreement on the terms contemplated as of the Closing Date)), (C) 4,600,000 shares of Class C Common Stock, of which 213,472 will be issued and outstanding, which if converted into shares of Class A Common Stock at such time (assuming all shares of Class B Common Stock and Series D Preferred Stock were converted into Class A Common Stock simultaneously), would represent 8.6% of the issued and outstanding Class A Common Stock (or 7.5% on a fully diluted basis (assuming the consummation of the option exchange contemplated by Section 6.21 of the Stock Purchase Agreement on the terms contemplated as of the Closing Date)), and (D) 30,000,000 shares of Preferred Stock, par value $.01 per share, of which

         1,073,086 shares of Series D Preferred Stock will be issued and outstanding. THL will own 1,073,086 shares of Series D Preferred Stock, which if converted into shares of Class A Common Stock at such time (assuming all shares of Class B Common Stock were converted into Class A Common Stock simultaneously), would represent 43.2% of the issued and outstanding Class A Common Stock (or 37.7% on a fully diluted basis (assuming the consummation of the option exchange contemplated by Section 6.21 of the Stock Purchase Agreement on the terms contemplated as of the Closing Date)); and

                  (v) Except for as set forth on Schedule I hereto, the execution, delivery and performance by the Company of this Agreement and the Institutional Stockholders' Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and ownership of the Shares to be issued to the Purchaser hereunder and the receipt and exercise of the rights of the Purchaser hereunder and thereunder), do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), create in any other person a right or claim of termination, amendment, modification, acceleration or cancellation of, or result in or require the creation of any lien (or any obligation to create any lien) on any of the properties or assets of the Company or any subsidiary under (A) any applicable law, (B) any provision of the certificate or articles of incorporation, by-laws or other organizational documents, as the case may be, of the Company or any subsidiary, or (C) any contract, agreement, license or other instrument to which the Company or any subsidiary is a party or by which any of the Company's or any subsidiary's properties or assets may be bound, except, in the case of clause (c), for violations, breaches and defaults that, individually and in the aggregate, would not cause a material adverse effect.

         5. MISCELLANEOUS. (a) BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

               (b) WAIVER. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                  (c) SURVIVAL; REMEDY. The representations and warranties contained in Section 4 of this Agreement shall survive for one year after the Closing. The sole and exclusive remedy for any breach or inaccuracy of the representations and warranties contained in Section 4 of this Agreement shall be as set forth in Section 4 of the Institutional Stockholders' Agreement.

                  (d) ATTORNEYS' FEES. At the Closing and only if there is a Closing, the Company will reimburse the Purchaser for its reasonable attorneys' fees for the review and negotiation of this Agreement and the Institutional Stockholders' Agreement, not to exceed $________.1/

                  (e) AMENDMENTS. This Agreement may be amended, modified or supplemented only by the written agreement of the parties hereto executed by the Purchaser and the Company.

                  (f) ASSIGNABILITY. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Purchaser without the prior written consent of the other party.

                  (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with, the law of the State of New York, without giving effect to the choice of law principles thereof.

                  (h) NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if (A) delivered personally, (B) mailed, certified or registered mail with postage prepaid, (C) sent by next-day or overnight mail or delivery or (D) sent by fax, as follows: if to the Purchaser, to the Purchaser at the address set forth under the Purchaser's name on the signature page of this Agreement or to such other person or






----------------------
         1$5,000 per bank. For banks investing with multiple funds, the $5,000 cap will be split equally among the funds.

address as the Purchaser shall specify by notice in writing to the Company; and if to the Company, to it at 521 East Morehead Street, Suite 250, Charlotte, North Carolina 28202, Attention: Mr. Walter E. Leach, Jr. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (W) if by personal delivery, on the day after such delivery,
(X) if by certified or registered mail, on the fifth business day after the mailing thereof, (Y) if by next-day or overnight mail or delivery, on the day delivered or (Z) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

                  (i) HEADINGS. The headings contained herein are for convenience only and shall not control or affect the meaning or interpretation of any provision hereof.

                  (j) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same agreement.

                  (k) TERMINATION. In the event the Stock Purchase Agreement is terminated, this Agreement shall automatically terminate, without any liability on the part of either party.

                  (l) SEVERABILITY. In case any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, the validity and enforceability of the remaining provisions shall not in any way be affected thereby.

                  (m) ENTIRE AGREEMENT. The Institutional Stockholders' Agreement and this Agreement shall constitute the entire agreement of the parties hereto with respect to the subject hereof and shall supersede all prior agreements, arrangements, understandings, documents, instruments and communications, whether written or oral, with respect to such subject matter.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the date set forth below.

Date:  January 31, 2000



                                        MJD COMMUNICATIONS, INC.



                                        By:  /s/ WALTER E. LEACH, JR.
                                            ------------------------------------
                                            Name:  Walter E. Leach Jr.
                                            Title: Senior Vice President and CFO


Total number of shares                  TRV EXECUTIVES FUND, L.P.
of Class C Common Stock                 By: GREENWICH STREET INVESTMENTS II,
subscribed for:                         L.L.C., its General Partner

    710        Shares                   By:    /s/ SANJAY H. PATEL
--------------                              ------------------------------------
                                              Name: Sanjay H. Patel
                                              Title:   Managing Member
Purchase Price for                      Address of Purchaser:
Shares of Class C
Common Stock                            Greenwich Street Capital Partners
subscribed for:                         388 Greenwich Street, 36th Floor
                                        New York, NY 10013
$ 44,030.20



         [Counterparts of this page were executed by each party listed on Exhibit A to the Institutional Stockholders' Agreement]



           [Institutional Stockholder Subscription Agreement Signature Page]